Exhibit 99.1

Energy Transfer Partners and Regency Energy Partners to Construct Third
Fractionation Facility at Mont Belvieu

Fractionator Will Complement the Partnerships’ Gas Processing, NGL Transportation,
NGL Storage and LPG Export Infrastructure

DALLAS--(BUSINESS WIRE)—November 5, 2014-- Energy Transfer Partners, L.P. (NYSE: ETP) and Regency Energy Partners LP (NYSE:RGP) today announced that their joint venture, Lone Star NGL LLC (“Lone Star”), is constructing a third 100,000 barrel per day natural gas liquids (NGL) fractionation facility at Mont Belvieu, Texas. The fractionator is fully subscribed by multiple long-term contracts and is necessary to handle the increasing NGL barrels delivered via ETP’s and Lone Star’s raw make pipeline systems that gather NGLs from the Permian, Eagle Ford and North Texas production areas.  Fractionator III, estimated to cost between $420 and $430 million, is scheduled to be operational by December of 2015.   Additionally, Lone Star continues to evaluate additional fractionation expansion opportunities at Mont Belvieu and in areas outside of Mont Belvieu.

Energy Transfer Partners, L.P. (NYSE: ETP) is a master limited partnership owning and operating one of the largest and most diversified portfolios of energy assets in the United States. ETP currently owns and operates approximately 35,000 miles of natural gas and natural gas liquids pipelines. ETP also owns 100% of Panhandle Eastern Pipe Line Company, LP (the successor of Southern Union Company) and a 70% interest in Lone Star NGL LLC, a joint venture that owns and operates natural gas liquids storage, fractionation and transportation assets. ETP also owns the general partner, 100% of the incentive distribution rights, and approximately 67.1 million common units in Sunoco Logistics Partners L.P. (NYSE: SXL), which operates a geographically diverse portfolio of crude oil and refined products pipelines, terminalling and crude oil acquisition and marketing assets. ETP owns 100% of Sunoco, Inc. and 100% of Susser Holdings Corporation. Additionally ETP owns the general partner, 100% of the incentive distribution rights and approximately 44% of the limited partnership interests in Sunoco LP (formerly Susser Petroleum Partners LP) (NYSE: SUN), a wholesale fuel distributor and convenience store operator.  ETP’s general partner is owned by ETE. For more information, visit the Energy Transfer Partners, L.P. web site at www.energytransfer.com.

Regency Energy Partners LP (NYSE:RGP) is a growth-oriented, master limited partnership engaged in the gathering and processing, compression, treating and transportation of natural gas; the transportation, fractionation and storage of natural gas liquids; the gathering, transportation and terminaling of oil (crude and/or condensate) received from producers; and the management of coal and natural resource properties in the United States. Regency’s general partner is owned by Energy Transfer Equity, L.P. (NYSE:ETE). For more information, please visit Regency’s website at www.regencyenergy.com.

Forward-Looking Statements

This press release may include certain statements concerning expectations for the future that are forward-looking statements as defined by federal law.  Such forward-looking statements are subject to a variety of known and unknown risks, uncertainties, and other factors that are difficult to predict and many of which are beyond management’s control.  An extensive list of factors that can affect future results are discussed in the Partnerships’ Annual Reports on Form 10-K and other documents filed from time to time with the Securities and Exchange Commission.  The Partnerships undertake no obligation to update or revise any forward-looking statement to reflect new information or events.

The information contained in this press release is available on our website at www.energytransfer.com on the Regency Energy Partners LP website at www.regencyenergy.com.

Investor Relations:
Energy Transfer
Brent Ratliff
Vice President, Investor Relations
214-981-0700

Regency Energy Partners
Lyndsay Hannah
Director, Finance & Investor Relations
214-840-5477

Media Relations:
Vicki Granado
Granado Communications Group
Office: 214-599-8785

Cell: 214-498-9272